Nov 2026 / © 2026 Remitly Inc. Investor Presentation Third Quarter 2026 Earnings November 4, 2026

Nov 2026 / © 2026 Remitly Inc.2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding future events or our future results of operations and financial position, including our fiscal year and fourth quarter 2026 financial outlook, including forecasted fiscal year and fourth quarter 2026 revenue, net income, and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to continue to develop new products and services in a timely manner; our ability to sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to effectively integrate and leverage artificial intelligence and machine learning technologies; our ability to attract, integrate, and retain qualified employees, including key members of our management team; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions; and our stock repurchase program, the timing and number of shares of our common stock to be repurchased, and the potential benefits thereof. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended September 30, 2026, to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this presentation speak only as of the date of this presentation and except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. The guidance in this presentation is only effective as of the date given, November 4, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution of or reference to this deck following November 4, 2026, does not constitute re-affirming guidance by Remitly. Non-GAAP Financial Measure A reconciliation of GAAP to non-GAAP financial measures has been provided in the Appendix included in this presentation. An explanation of these measures is also included in the Appendix within this presentation under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income or to forecasted GAAP income before income taxes within this presentation because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, net, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results. Disclosures

3Q Strategic Overview Sebastian J Gunningham CEO 3 Nov 2026 / © 2026 Remitly Inc.

Nov 2026 / © 2026 Remitly Inc. 3Q 2026 Revenue 3Q 2026 Profitability 1. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 4 Record revenue and record Adjusted EBITDA $510m up 22% YoY $67.6m Net Income up 665% YoY $120.8m Adj. EBITDA up 97% YoY 24% Adj. EBITDA Margin 1 1

Key updates across our three growth engines

Consumer Remittances

Business Payments

Remitly Global Card

Consumer Remittances

Core Senders

- **Launched** first **send and receive** app experience in Brazil
- **Extended reach**, adding access to **11 million** global accounts
- **Increased speed,** with ~**84%** of transfers[1] delivered in **<1 min.**

Large Transfers

- **Grew volume 50%+** over the last 12 mos.
- **Launched Remitly Reserve** with Fx protection and guaranteed instant bank transfers

Recipients

- **50+ million relationships** across senders and recipients over the last 12 mos.
- **Launched Send and Request with Text** to make sending and requesting money as easy as a text, grow users from the Receive-side

1. Remitly Q3-26 data: Disbursement speed reflects the time between when Remitly has the customer funds and when the funds are successfully disbursed (e.g., completed or available for pickup).

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Nov 2026 / © 2026 Remitly Inc.

Key updates across our three growth engines

Consumer Remittances

Business Payments

Remitly Global Card

Business Payments

- **More than $40 Trillion**[1] opportunity, leveraging existing network infrastructure
- **Surpassed 30,000** business customers[2], and growing
- **Extended network access to platform partners,** signing Etsy as our first partner deal

Remitly Global Card

- **Launched Remitly Global Card** in Q3, a complete card for those with cross-border lives
- **Added SmartRate and eSim** to membership benefits
- Added **domestic send and receive**, allowing US cardholders to send and receive anywhere in the US

1. Business payments opportunity now includes large enterprise TAM of $21.6T combined with the $20.2T SMB opportunity as we signed Etsy as our platform partner. TAM based on estimates from FxC Intelligence and internal estimates. 2. A Remitly business customer is a business that has completed a transaction in the past quarter.

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Nov 2026 / © 2026 Remitly Inc.

Nov 2026 / © 2026 Remitly Inc.7 Addressing top investor questions Neobanks How would you compete with the neobanks? Neobanks and fintechs are converging on the same set of products. We built the hardest part first: a global, cross-border money movement network. Stablecoins Do stablecoins impact Remitly? Blockchain is another rail we can use to transfer value across borders. We own the customer relationship and the experience and deliver the last mile. Pricing How stable is remittance pricing in the long-term? The lowest cost to serve wins. Our scale advantages and advanced pricing engine helped drive transaction margin dollars 27% higher YoY in Q3. Diversification Are you diversifying beyond consumer remittances? We continue to gain share in Consumer remittance. Business Payments and Card build on our network advantages and diversify revenues.

3Q Financial Results 8 Nov 2026 / © 2026 Remitly Inc. Vikas Mehta CFO

Revenue ProfitabilityScale 3Q — Excellent results across the board 1. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 9 Nov 2026 / © 2026 Remitly Inc. 10.3m 17% YoY growth in quarterly active customers $24.4b 25% YoY growth in send volume $510m 22% YoY growth in revenue $120.8m 97% YoY growth in Adj. EBITDA $67.6m 665% YoY growth in Net Income 24% Adj. EBITDA Margin 1 1

Quarterly Active Customers1 (in millions) Transaction Margin Dollars2 (in $ millions) Revenue (in $ millions) Send Volume (in billions)Send Volume (in $ billions) Continued momentum across key drivers of revenue growth 10 Nov 2026 / © 2026 Remitly Inc. YoY % Growth 25% 26% 25% 20% 22%YoY % Growth 35% 35% 37% 27% 25% YoY % Growth 21% 19% 20% 19% 17% YoY % Growth 23% 30% 28% 25% 27% 1. 2Q26 quarterly active customers was revised from 10.2M to 10.1M due to a data migration correction. No other periods were impacted. 2. Transaction margin dollars is a non-GAAP measure. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. Operating Income $12 $39 $54 $67 $69

Newer businesses continue to scale

Consumer Remittances

Large Transfers[1]

- **25%** YoY volume growth
- **80%** YoY growth in volume outside India receive, an **acceleration from Q2**

Recipients

- Ability to unlock relationships with **over tens of millions recipients**[2]
- Launched **Send and Request with Text** to bring more recipients into the Remitly ecosystem

Business Payments

- **>30k** Remitly business customers in 3Q[3]
- Second consecutive quarter of **accelerating volume growth**
- Launch of **Send with Text, Bulk Send, Platform** business

Remitly Global Card

- Global Card now **generally available in the U.S.**
- Paid cards are **outperforming prior offerings** on adoption and retention

1. Large transfers include individuals sending $5,000 or more per transaction.
2. Estimated unique recipients of transfers sent by Remitly customers over the last 12 months. Because recipient details are provided by senders, we estimate unique recipients by matching recipient phone numbers where available and, where no phone number is provided, by full name and country.
3. A Remitly business customer is a business that has completed a transaction in the past quarter.

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Nov 2026 / © 2026 Remitly Inc.

Delivering operating efficiencies across the board

		3Q 26 Year-over-Year Change	Performance Drivers
Transaction Margin[1]	TM	↑ 312 bps	• Lower transaction expenses, reflecting improved network economics • Lower transaction losses as a % of send volume
Non-GAAP Operating Expenses as a % of Revenue[2]	Marketing	↓ 119 bps	• Continued discipline while expanding brand campaigns • Brand marketing investments aiding word of mouth and unpaid acquisition
	CS	↓ 83 bps	• Product improvements driving lower contact rates • Increasing automation, including AI-driven virtual assistant
	T&D	↓ 216 bps	• AI driving Improved productivity with same headcount • Reduction in per token spend, partially offset by higher token use
	G&A	↓ 180 bps	• Continued, rigorous focus on operating discipline • Ongoing rationalization of geographic footprint

12 Nov 2026 / © 2026 Remitly Inc.

1. Transaction margin is a non-GAAP measure. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. Transaction expenses include fees paid to disbursement partners for paying funds to the recipients, provisions for transaction losses, and fees paid to payment processors for funding transactions, along with chargebacks, fraud prevention, fraud management tools, and compliance tools.
2. Operating expenses are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix.

Nov 2026 / © 2026 Remitly Inc.13 Transaction margin dollars per active customer1 By quarterly cohort and tenure quarter ($)2 Send volume per active customer By quarterly cohort and tenure quarter ($)2 Lifetime value of new cohorts continues to expand New customers stay active longer, send larger amounts, and cost less to serve 1Q21 3Q 20261Q 2021 3Q 20261Q 2021 1Q21 1. Transaction margin dollars per active customer is the cohort's transaction margin dollars in each tenure quarter divided by the cohort's active customers in that quarter. Transaction margin dollars is a non-GAAP measure. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 2. A cohort is defined as the calendar quarter of the customer’s first completed transaction.

Note: $ and share count in millions. 1. Adjusted net income, adjusted net income margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 2. Outstanding shares reflect ending shares outstanding for the periods presented. 3. Operating cash flow for Q3 and Q4 2025 has been reclassified in line with Q4 2025 change in presentation. Operating leverage drove strong growth in Net Income, and Adj. EBITDA 14 Nov 2026 / © 2026 Remitly Inc. Adjusted Net Income1 Outstanding Shares2 Free Cash Flow1 Adjusted EBITDA1 FCF Margin 19% 20% 16% 26% 17% Adj. EBITDA Margin 15% 20% 22% 23% 24% Adj. Net Income Margin 2% 9% 11% 13% 14% YoY % Growth 6% 5% 3% 3% 2% Operating Cash Flow3 $90 $100 $82 $135 $93Net Income $9 $41 $49 $206 $68 Net Income $9 $41 $49 $206 $68

Note: We anticipate year over year growth for net income for the fourth quarter 2026 and full year 2026. This guidance is only effective as of the date given, November 4, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution or reference of this deck following November 4, 2026, does not constitute re- affirming guidance. We cannot, without unreasonable effort, provide a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income or to forecasted GAAP income before income taxes due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. 15 Nov 2026 / © 2026 Remitly Inc. 2026 $1.989b - $1.991b 2026 Revenue, 22% YoY growth $441m - $443m 2026 Adj. EBITDA, 22% Adj. EBITDA margin 4Q 2026 $531m - $533m 4Q 2026 Revenue, 20 to 21% YoY growth $104m - $106m 4Q 2026 Adj. EBITDA, 20% Adj. EBITDA margin 2026 and 4Q 2026 Outlook

Q & A 16 Nov 2026 / © 2026 Remitly Inc.

Thank you.

Appendix 18 Nov 2026 / © 2026 Remitly Inc.

Nov 2026 / © 2026 Remitly Inc.19 Some of the financial information and data contained in this presentation, such as Adjusted EBITDA, transaction margin dollars, transaction margin, adjusted net income, non-GAAP operating expenses, and free cash flow, have not been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of its recurring core operating results and business outlook. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with our financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this presentation for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP. We calculate Adjusted EBITDA as net income adjusted by (i) interest (income) expense, net; (ii) (benefit from) provision for income taxes; (iii) noncash charges of depreciation and amortization; (iv) other (income) expense, net; (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; (vi) noncash stock-based compensation expense, net; (vii) payroll taxes related to stock-based compensation expense, net; and (viii) certain restructuring and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net; (ii) payroll taxes related to stock-based compensation expense, net; (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; as well as (iv) certain restructuring and other costs. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. We believe that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. We calculate transaction margin dollars as income from operations, excluding expenses related to (i) customer support and operations; (ii) marketing; (iii) technology and development; (iv) general and administrative; and (v) depreciation and amortization. Transaction margin dollars can also be calculated as revenue less transaction expenses. We calculate transaction margin as transaction margin dollars divided by revenue. Transaction margin dollars and transaction margin are non-GAAP financial measures that management uses to evaluate the economic returns generated by the company's platform. We believe that transaction margin dollars provides useful information in understanding and evaluating our financial results. We calculate adjusted net income as net income adjusted for discrete income tax (benefit) expense from the release of our U.S. valuation allowance in 2026. We believe that adjusted net income provides useful information for comparing our results across periods because these discrete tax effects are not indicative of our ongoing operational performance. We calculate free cash flow as net cash provided by operating activities adjusted for capitalized expenditures that include purchases of property and equipment and capitalized internal-use software. Free cash flow is a key measure used by our management to understand the strength of our liquidity and available cash, and we believe that the presentation of this measure is useful because we are focused on growing our free cash flow generation over time. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the period. Non-GAAP Financial Measures

Nov 2026 / © 2026 Remitly Inc. Reconciliation of net income to Adjusted EBITDA and calculation of Adjusted EBITDA margin (in thousands, except for percentages) 3Q 2026 2Q 2026 1Q 2026 4Q 2025 3Q 2025 20 Non-GAAP Reconciliation Net income $67,553 $205,908 $49,053 $41,216 $8,829 Add: Interest (income) expense, net 622 1,667 784 762 50 (Benefit from) provision for income taxes 2,203 (141,264) 3,022 (5,067) 3,594 Depreciation and amortization 6,730 6,307 6,199 6,878 6,434 Other (income) expense, net (976) 370 881 1,904 (696) Donation of common stock 1,191 957 765 612 858 Stock-based compensation expense, net 39,627 34,491 27,536 41,282 39,974 Payroll taxes related to stock-based compensation expense, net 1,722 2,061 1,772 758 1,642 Restructuring and other costs 2,132 4,245 11,538 239 496 Adjusted EBITDA $120,804 $114,742 $101,550 $88,584 $61,181 Revenue $509,839 $495,156 $452,802 $442,177 $419,494 Adjusted EBITDA margin 23.7% 23.2% 22.4% 20.0% 14.6% Note: Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

Nov 2026 / © 2026 Remitly Inc. Reconciliation of transaction margin dollars and transaction margin (in thousands, except for percentages) 3Q 2026 2Q 2026 1Q 2026 4Q 2025 3Q 2025 21 Non-GAAP Reconciliation Income from operations $69,402 $66,681 $53,740 $38,815 $11,777 Add: Customer support and operations 27,797 26,639 26,811 27,193 26,386 Marketing 103,971 104,388 86,362 92,800 91,778 Technology and development 80,103 74,049 79,603 82,139 80,421 General and administrative 59,403 55,918 55,147 56,746 55,973 Depreciation and amortization 6,730 6,307 6,199 6,878 6,434 Transaction margin dollars $347,406 $333,982 $307,862 $304,571 $272,769 Revenue $509,839 $495,156 $452,802 $442,177 $419,494 Transaction margin 68.1% 67.4% 68.0% 68.9% 65.0% Note: Transaction margin is defined as transaction margin dollars divided by revenue. Transaction Margin Dollars is calculated in the same manner as the measure we previously referred to as "Revenue Less Transaction Expenses" (RLTE) in prior periods. Prior period Transaction Margin Dollar amounts reflect historical RLTE results.

Nov 2026 / © 2026 Remitly Inc. Reconciliation of net income to adjusted net income (in thousands) 3Q 2026 2Q 2026 1Q 2026 4Q 2025 3Q 2025 22 Non-GAAP Reconciliation Net income $67,553 $205,908 $49,053 $41,216 $8,829 Add: Discrete income tax (benefit) expense from release of valuation allowance1 4,147 (140,607) - - - Adjusted net income $71,700 $65,301 $49,053 $41,216 $8,829 Revenue $509,839 $495,156 $452,802 $442,177 $419,494 Adjusted net income margin 14.1% 13.2% 10.8% 9.3% 2.1% Note: Adjusted net income margin is defined as adjusted net income divided by revenue. 1. Discrete income tax (benefit) expense relates to the release of the U.S. valuation allowance in 2026.

Nov 2026 / © 2026 Remitly Inc. Reconciliation of cash flows from operations to free cash flow and calculation of free cash flow margin (in thousands, except for percentages) 3Q 2026 2Q 2026 1Q 2026 4Q 2025 3Q 2025 23 Non-GAAP Reconciliation Net cash provided by operating activities1 $93,014 $134,620 $81,892 $99,909 $89,700 Less: Purchases of property and equipment (1,371) (1,184) (5,987) (6,361) (4,586) Capitalized internal-use software costs (3,862) (3,332) (3,199) (3,051) (3,326) Free cash flow $87,781 $130,104 $72,706 $90,497 $81,788 Revenue $509,839 $495,156 $452,802 $442,177 $419,494 Free cash flow margin 17.2% 26.3% 16.1% 20.5% 19.5% Note: Free cash flow margin is defined as free cash flow divided by revenue. 1. Beginning in the fourth quarter of 2025, the Company changed the presentation of certain cash activity related to customer funds assets and liabilities, which is comprised of disbursement prefunding, customer funds receivable, customer liabilities, and trade settlement liability included within the line item “Accrued expenses and other current liabilities” on the Consolidated Balance Sheets. Certain components of this activity were reclassified from cash flows from operating activities to cash flows from financing activities, reflected within the line item “Net change in customer funds assets and liabilities.” “Net cash provided by operating activities” for prior quarters have been reclassified in line with Q4 2025 change in presentation.

Non-GAAP Reconciliation

Reconciliation of operating expenses to non-GAAP operating expenses
(in thousands)

	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Customer support and operations	$27,797	$26,639	$26,811	$27,193	$26,386
Excluding: Stock-based compensation expense, net	504	417	309	411	455
Excluding: Payroll taxes related to stock-based compensation expense, net	7	7	5	3	5
Excluding: Restructuring and other costs	33	-	1,644	-	-
Non-GAAP customer support and operations	$27,253	$26,215	$24,853	$26,779	$25,926
Marketing	$103,971	$104,388	$86,362	$92,800	$91,778
Excluding: Stock-based compensation expense, net	3,218	5,530	2,173	4,387	4,010
Excluding: Payroll taxes related to stock-based compensation expense, net	526	409	41	330	271
Excluding: Restructuring and other costs	-	1,979	1,709	-	35
Non-GAAP marketing	$100,227	$96,470	$82,439	$88,083	$87,462
Technology and development	$80,103	$74,049	$79,603	$82,139	$80,421
Excluding: Stock-based compensation expense, net	22,759	15,939	17,158	25,656	24,392
Excluding: Payroll taxes related to stock-based compensation expense, net	762	1,127	1,268	272	475
Excluding: Restructuring and other costs	299	1,475	3,463	-	171
Non-GAAP technology and development	$56,283	$55,508	$57,714	$56,211	$55,383
General and administrative	$59,403	$55,918	$55,147	$56,746	$55,973
Excluding: Stock-based compensation expense, net	13,146	12,605	7,896	10,828	11,117
Excluding: Payroll taxes related to stock-based compensation expense, net	427	518	458	153	891
Excluding: Donation of common stock	1,191	957	765	612	858
Excluding: Restructuring and other costs	1,800	791	4,722	239	290
Non-GAAP general and administrative	$42,839	$41,047	$41,306	$44,914	$42,817

24 Nov 2026 / © 2026 Remitly Inc.